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                                Exhibit No. 10.53
                                -----------------

I, MARIA TERESA PUIGBO, Judicial Interpreter of the Court of First Instance of the National District, duly sworn for the legal practice of my functions,
CERTIFY: That I have translated a document written in Spanish, the English version of which, according to my judgment is as follows:

                             CONSTRUCTION AGREEMENT
                             ----------------------

BETWEEN:

ZONA FRANCA SAN ISIDRO, S.A., commercial society organized in accordance with the laws of the Dominican Republic, with main headquarters at "El Paredon", San Isidro Section, of this city of Santo Domingo, duly represented by its' Executive Vicepresident, DR. RICARDO VALDEZ ALBIZU, Dominican, of legal age, married, Corporation Executive, bearer of the electoral and identity card No. 001-0171170-3, society hereinafter referred to as THE FIRST PARTY;

MADOR, S.A., commercial society organized in accordance with the laws of the Dominican Republic, with main headquarters at Mount Vernon, New York, United States of America, duly represented by its' President, ANTHONY PAOLERCIO, American, of legal age, married, businessman, residing in the city of New York, New York State, bearer of Passport No. 140315986, society herein after referred to as THE SECOND PARTY or by its' complete commercial name;

WHEREAS: That on October 28, of the year 1999, THE SECOND PARTY purchased, Lot No. 80-A-RFF.-49 of the Cadastral District No. 6 of the National District from THE FIRST PARTY;

WHEREAS: THE SECOND PARTY has the intention of constructing an Industrial Warehouse within the Lot mentioned in the previous whereas.

WHEREAS: THE SECOND PARTY is interested that the general management of this project be carried on by THE FIRST PARTY.

THEREFORE and in the understanding that the previous preamble is a part of this agreement, the parties freely and voluntarily ----------------------------------

                         HAVE AGREED UPON THE FOLLOWING:

ARTICLE ONE: THE SECOND PARTY, hires the services of THE FIRST PARTY, who agrees, to construct the civil work of an industrial warehouse of thirty-nine-thousand- eight- hundred and ninety three point forty-five (39,893.45) square feet, within Lot No. 80-A-Ref -49 of the Cadastral District No. 6 of the National District
PARAGRAPH: It is clearly understood by both parties, that this construction, does not include, work , materials or equipment related with the installing of electromechanical infrastructure nor air conditioning,

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ARTICLE TWO: THE FIRST PARTY promises to construct the industrial warehouse, since its' beginning through total conclusion, in accordance to the plans, structural and architectural specifications enclosed (Enclosure A and B), duly approved by THE SECOND PARTY.

ARTICLE THREE: The parties have agreed that the price per square feet of roofed area to be constructed of this agreement is of EIGHTEEN WITH 80/100 DOLLARS OF THE UNITED STATES OF AMERICA (US$18.80), and that the total price of the same is of SEVEN HUNDRED FORTY NINE THOUSAND NINE HUNDRED AND NINETY SIX WITH 86/100 DOLLARS OF THE UNITED STATES OF AMERICA (US$749, 996.86), or its' equivalency in national currency at the prevailing exchange rate of the free market, amount that will be paid by THE SECOND PARTY to THE FIRST PARTY in the following manner:

1. - TWO HUNDRED SIXTY TWO THOUSAND FOUR HUNDRED AND NINETY EIGHT WITH 90/100 DOLLARS OF THE UNITED STATES OF AMERICA (US$262,498.90), or its' equivalency in national currency at the exchange rate of the free market, upon signing this agreement, amount that THE FIRST PARTY declares and recognizes having received from THE SECOND PARTY, to its' complete satisfaction and grants absolute and total discharge in favor of THE SECOND PARTY.

2.- ONE HUNDRED AND EIGHTY SEVEN THOUSAND FOUR HUNDRED AND NINETY NINE WITH 22/100 DOLLARS OF THE UNITED STATES OF AMERICA (US$187,499.22), after having completed 50% of the construction works.

3.- ONE HUNDRED FORTY NINE THOUSAND NINE HUNDRED NINETY NINE WITH 37/100 (US$149,999.37), after having fulfilled 75% of the construction works.

4.- ONE HUNDRED FORTY NINE THOUSAND NINE HUNDRED NINETY NINE WITH 37/100 (US$149,999.37), upon final delivery of the construction works.

PARAGRAPH: In case the total roofed area of the constructed industrial warehouse exceeds the 39,893.45 square feet, THE SECOND PARTY will pay the difference in square foot to the price agreed upon in Article Three of this contract.

ARTICLE FOUR: Both parties agree that THE SECOND PARTY will have the option of supplying the windows of the building to be constructed, in such a case THE FIRST PARTY will credit this cost in benefit of THE SECOND PARTY, in accordance with the prices agreed upon by THE FIRST PARTY with the contractor of the work.

ARTICLE FIVE: THE FIRST PARTY will commence the work, five (5) days after the signature of this agreement, and promises to deliver the same in a period of six months and a half, approximately.

PARAGRAPH I: The conclusion of the works within the specified time frame is the essence of this contract. Therefore, THE FIRST PARTY obliges itself and promises to conclude the work within the stipulated period, except in case of force majeure or of delay in the payments established in Article Three of this contract.

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PARAGRAPH II: For the purposes of this contract, "force majeure" is understood to be those events (acts of god or of third parties), such as earthquakes, hurricanes, floods, strikes, riots, civil disturbances, that could not be foreseen nor avoided, as long as THE FIRST PARTY can prove that these events have been able to affect directly the execution of the works within the free zone, and that notwithstanding the extra effort made by THE FIRST PARTY, after the occurrence of any of these events, a delay still persists that prevents finishing the work on time.

ARTICLE SIX: THE FIRST PARTY for the effects of its' relationship with THE SECOND PARTY, will be the sole responsible of the execution of the project. In its' relationship with the CONTRACTORS or SUBCONTRACTORS, is not a subject of this contract, therefore THE SECOND PARTY shall have no responsibility before them, their employees or any other person or company related to the construction, therefore THE FIRST PARTY liberates THE SECOND PARTY from any claim or lawsuit arising from such reason.

compromises and obligations assumed by him in favor of third parties, persons or companies, without the previous written consent of THE SECOND PARTY.

ARTICLE SEVEN: THE FIRST PARTY promises not to transfer or delegate the compromises and obligations assumed him in favor of third parties, persons or companies, without the previous written consent of THE SECOND PARTY.

PARAGRAPH: In case THE FIRST PARTY transfers part or the totality of this contract without the written consent of THE SECOND PARTY in favor of the third parties, it will be terminated with all legal consequences, without need of any judicial or extra-judicial formality, without responsibility for THE SECOND PARTY, and the third in whose favor such transfer is madeor delegated, with have no claim against THE SECOND PARTY.

ARTICLE EIGHT: THE SECOND PARTY through a person designated by him, can visit the work at any time and make opportune observations regarding any part of the work, for its' better development or in order to express disagreement with the executed quality.

ARTICLE NINE: Once the work is completed THE SECOND PARTY, will have the option of terminating the lease contract with THE FIRST PARTY and obtain the corresponding reimbursement due to security deposits.

ARTICLE TEN: At the moment of finishing the work, the parties agree to sign a "Maintenance Contract" of the work, in which a charge for maintenance services equivalent to FORTY EIGHT CENTS OF THE UNITED STATES OF AMERICA (US$0.48) per square foot per year, will be stipulated. This charge for maintenance will be set for a period of five years.

PARAGRAPH: THE FIRST PARTY agrees to transfer to THE SECOND PARTY, any decrease in the maintenance cost that could occur during the first five years. After five years, this charge shall be revised annually in accordance with the increases of the maintenance costs, however, it will not be irrationally increased. This charge for maintenance will apply five months after the delivery of the work.

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ARTICLE ELEVEN: THE SECOND PARTY by means of this contract promises to comply with the "Rules of the San Isidro Free Zone Park' .

ARTICLE TWELVE: The parties agree that the electromechanical and air conditioning installations will be made by THE FIRST PARTY, at the account of THE SECOND PARTY, in accordance to the requirements and designs previously approved by THE FIRST PARTY and according to the procedures established for these installations by such party. THE SECOND PARTY promises to pay to THE FIRST PARTY, for the management and supervision of such works, a nine percent (9%) of the total value of the budgets approved by the SECOND PARTY for such electromechanical and air conditioning installations

ARTICLE THIRTEEN: The parties agree that at any moment THE SECOND PARTY will have the right to lease or sell the work object of this contract, as long as the potential tenant or owner promises to comply with the rules established by THE FIRST PARTY.

ARTICLE FOURTEEN: For the purposes and legal consequences of this contract, the parties elect the following legal addresses:

THE FIRST PARTY, at the address indicated at the beginning of this contract.

THE SECOND PARTY, at the industrial warehouse that it actually occupies within the industrial free zone of San Isidro, S.A., located at "El Paredo", San Isidro, Santo Domingo, National District.

ARTICLE TWELVE: For all that is not foreseen in this contract, the parties remit themselves to the common law that will rule their relationships on a supplemental basis.

MADE AND SIGNED in three (3) originals, of the same effect, one for each of the parties with different interests. In the city of Santo Domingo, National District, Capital of the Dominican Republic on October 28, of the year nineteen hundred and ninety nine (1999).

BY THE FIRST PARTY:                         BY THE SECOND PARTY

-----------------------------               ----------------------------
RICARDO VALDEZ ALBIZU                       ANTHONY PAOLERCIO
Executive Vice-president                    President
Zona Franca San Isidro, S.A.                Mador, S.A.

I___________________, Attorney at Law, Notary Public of the Number of the National District, CERTIFY AND ATTEST, that the previous signatures were made before me, freely and voluntarily by Messrs. RICARDO VALDEZ ALBIZU and who declared these are the signatures they use in all acts of their public and private lives. In the city of Santo Domingo, Dominican Republic, on _______________ of the year nineteen ninety nine (1999).

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                                  NOTARY PUBLIC

IN WITNESS WHEREOF, I hereby sign and seal this document a true and exact copy of the original written in Spanish. Issued upon request of an interested party in Santo Domingo, Dominican Republic on October 28, of the year nineteen hundred ninety nine (1999), and registered in the files under my charge with No. 110/99.

                          by: /s/: Maria Teresa Puigbo
                              ---------------------------
                              Title: Judicial Interpreter